Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File numbers 333-07205, 333-07207, 333-07211, 333-07213, 333-52295, 333-82131, 333-95401, 333-38144, 333-38142, 333-38140, 333-61628, 333-106021 and 333-106023) and on Form S-3 (File number 333-113178) of SS&C Technologies, Inc. of our report dated May 3, 2004 relating to the combined financial statements of OMR Systems Corporation and OMR Systems International, Ltd., which appears in Amendment No. 1 to the Current Report on Form 8-K/A of SS&C Technologies, Inc. dated May 19, 2004.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 19, 2004